EXHIBIT (a)(3)


                      SECOND AMENDMENT TO CREDIT AGREEMENT

       THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of November 17, 1998 (the "Second Amendment"), is by and among TOTAL LOGISTIC CONTROL, LLC, a Delaware limited liability company (the "Borrower"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders"), and FIRSTAR BANK MILWAUKEE, N.A., as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H :

       WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of November 2, 1998 by and among the Borrower, certain Subsidiaries of the Borrower from time to time parties thereto, the Lenders and the Agent (as amended by the First Amendment dated as of November 2, 1998 and this Second Amendment, the "Credit Agreement");

       WHEREAS, the Borrower, the Lenders and the Agent wish to amend the Credit Agreement as set forth herein;

       NOW,  THEREFORE,  IN  CONSIDERATION  of the  premises  and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

       1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

       2. Amendment of Credit Agreement. The Credit Agreement is amended as follows:

              2.1 Section 1.1. The definition of Revolving  Termination  Date in
       Section 1.1 of the Credit Agreement is amended by deleting the phrase "July 31, 2003" therein and substituting the phrase "November 2, 2003" in lieu thereof.

              2.2 Section 6.18. Section 6.18 of the Credit Agreement is amended by deleting the phrase "July 31, 2003" therein and substituting the phrase "November 2, 2003" in lieu thereof.

              2.3 Schedule 2.1(a). Schedule 2.1(a) of the Credit Agreement is deleted in its entirety and replaced by new Schedule 2.1(a) in the form attached hereto.

       3. Conditions Precedent. This Second Amendment shall become effective on the date that the Agent shall have received this Second Amendment, duly executed by the Borrower and the Lenders.

       4. Representations and Warranties. To induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants to the Agent and to each Lender that as of the date hereof, after giving effect to this Second Amendment:

              (a) the representations and warranties contained in the Credit Agreement are true and correct; and

              (b) no Default or Event of Default has occurred and is continuing.

       5. Full Force and Effect. Except as provided herein, all of the terms and conditions set forth in the Credit Agreement, and all additional documents entered into in connection with the Credit Agreement, shall remain unchanged and shall continue in full force and effect as originally set forth, and each of the foregoing is hereby ratified and confirmed in all respects.

       6. Binding Effect. This Second Amendment shall be binding upon the parties hereto and their respective successors and assigns.

       7. Entire Agreement. This Second Amendment constitutes the entire agreement among the Borrower, the Lenders and the Agent with respect to the subject matter hereof.

       8. Counterparts. This Second Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Second Agreement.

       9.  Governing  Law.  This  Second   Amendment   shall  be  construed  and
interpreted according to the internal laws of the State of Wisconsin without giving effect to its conflict of laws provisions.

       IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:
                                      TOTAL LOGISTIC CONTROL, LLC



                                      By:
                                      Title:

LENDERS:
                                      FIRSTAR BANK MILWAUKEE, N.A.,
                                      In its capacity as Agent and as a Lender



                                      By:
                                      Title:

                                      BANK ONE, WISCONSIN
                                      As a Lender



                                      By:
                                      Title:

                                      HARRIS TRUST AND SAVINGS BANK,
                                      As a Lender



                                      By:
                                      Title:

                                 SCHEDULE 2.1(a)

                              REVOLVING COMMITMENTS



                                                      Revolving Commitment               Revolving Commitment
                                                             Amount                           Percentage
Firstar Bank Milwaukee, N.A.
  Closing Date through November 2, 1999                    $30,000,000                     0.4285714285714%
  November 3, 1999 through November 2, 2000                 29,464,286                     0.4285714285714%
  November 3, 2000 through November 2, 2001                 27,578,571                     0.4285714285714%
  November 3, 2001 through November 2, 2002                 25,435,714                     0.4285714285714%
  November 3, 2002 through November 2, 2003                 22,864,286

Bank One, Wisconsin
  Closing Date through November 2, 1999                    $20,000,000                     0.2857142857143%
  November 3, 1999 through November 2, 2000                 19,642,857                     0.2857142857143%
  November 3, 2000 through November 2, 2001                 18,385,714                     0.2857142857143%
  November 3, 2001 through November 2, 2002                 16,957,143                     0.2857142857143%
  November 3, 2002 through November 2, 2003                 15,242,857                     0.2857142857143%

Harris Trust and Savings Bank
  Closing Date through November 2, 1999                    $20,000,000                     0.2857142857143%
  November 3, 1999 through November 2, 2000                 19,642,857                     0.2857142857143%
  November 3, 2000 through November 2, 2001                 18,385,714                     0.2857142857143%
  November 3, 2001 through November 2, 2002                 16,957,143                     0.2857142857143%
  November 3, 2002 through November 2, 2003                 15,242,857                     0.2857142857143%


                                                  LOC COMMITMENTS

                                                                                            LOC Commitment
                                                      LOC Commitment Amount                   Percentage
Firstar Bank Milwaukee, N.A.
  Closing Date through November 2, 2003                    $1,500,000                      0.4285714285714%
Bank One, Wisconsin
  Closing Date through November 2, 2003                    $1,000,000                      0.2857142857143%
Harris Trust and Savings Bank
  Closing Date through November 2, 2003                    $1,000,000                      0.2857142857143%
